UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2006

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

610-341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Domestic Revolving Credit Facility

On April 4, 2006, Radnor Holdings Corporation (the “Company”), amended its domestic revolving credit facility with its bank lenders (the “Revolver Amendment”) to, among other things, increase the principal amount of the maximum revolving advances permitted thereunder to $85.0 million subject to applicable borrowing base requirements. The Revolver Amendment provides that the borrowing base may not exceed the sum of (a) 85% of the eligible receivables of the Company and its domestic operating subsidiaries (the “Borrowers”), plus (b) the lesser of (i) 60% of the Borrowers’ eligible inventory, or (ii) $40 million, less (c) outstanding letters of credit, less (d) outstanding swing loans, less (e) $6.0 million. The Revolver Amendment was effective as of March 31, 2006. Interest on the revolving loans increased and is payable at the domestic rate (equal to the greater of National City Bank’s prime rate or the Fed Funds Rate plus .75%) or LIBOR loan rate plus, in each case, the applicable margin. The applicable margin for LIBOR rate loans will vary from 1.75% to 3.25% per annum and the applicable margin for domestic rate loans will vary from 0.00% to 1.50% per annum based on the Company’s undrawn availability. The Revolver Amendment also increased the letter of credit fee payable to the lenders initially to 2.50% per annum of the face amount of all outstanding letters of credit. The letter of credit fee will subsequently be adjusted to between 1.75% and 3.25% based on the Company’s undrawn availability.

The Revolver Amendment also provides that the fixed charge coverage ratio requirement will not be applicable until the second fiscal quarter of 2006 and will only be tested if undrawn availability falls below $10.0 million or upon the occurrence and continuation of a default. The Revolver Amendment decreased the limit on permitted capital expenditures for calendar year 2006 to $17.5 million. The Revolver Amendment also includes an early termination fee.

Successful Consent Solicitation and Amendment to $95.0 Million Credit Agreement

As previously disclosed on Form 8-K filed April 5, 2006, the Company completed a successful consent solicitation with respect to its 11% Senior Notes due 2010 which permitted the Company to incur additional indebtedness. Accordingly, on April 4, 2006, the Company entered into an amendment with the holders of its senior secured floating rate notes (the “Lenders”), pursuant to which the Lenders provided an additional $23.5 million of secured debt financing (the “Tranche C Loans”), as supplemental loans to the existing $95.0 million of secured debt financing with such Lenders (the “Tranche A and B Loans”). The net proceeds of the Tranche C Loans were used to pay outstanding advances under the Company’s domestic revolving credit facility and to pay accrued interest on the Tranche A and B Loans.

The Tranche C Loans were made on substantially the same terms as the Tranche A and B Loans except with respect to interest, prepayments and certain remedies. The Tranche C Loans bear interest at a floating rate initially equal to LIBOR plus 7.25%, which will be reset and paid quarterly. In addition, commencing April 15, 2007, the rate will increase by .25% on a quarterly basis until October 16, 2008, at which time, the floating rate shall equal LIBOR plus 9.00%. With respect to prepayment, the Company has the right to prepay the Tranche C loans at its option at 100% of the principal amount outstanding, plus accrued and unpaid interest. The Tranche C Loans are secured by the same collateral as the Tranche A Loans.

As additional consideration for the Tranche C Loans, the Company issued to the Lenders seven-year detachable warrants (“Warrants”) to purchase (A) 49 shares of the Company’s voting common stock, and (B) 472 shares of the Company’s nonvoting common stock. The Warrants were fully exercisable upon issuance. After March 31, 2010, the holders may put the Warrants to the Company and the Company will be obligated to purchase the Warrants for a purchase price equal to their fair market value. The Company, Lenders and certain management shareholders also amended the Investor Rights Agreement dated October 27, 2005 to provide that the demand and piggy-back registration rights in favor of the Lenders will also apply to any shares issued pursuant to the Warrants.

Other Related Party Matters

On April 4, 2006, Michael T. Kennedy, the Company’s President and CEO, purchased from the Company 50 shares of Series B Convertible Preferred Stock, $.10 par value per share (the “Series B Stock”) pursuant to a Stock Purchase Agreement, for an aggregate purchase price of $1.0 million. The Company applied the net cash proceeds of the sale to pay outstanding advances under the Company’s domestic revolving credit facility. The Series B Stock has an aggregate liquidation preference of $1.0 million and is subordinate to the Company’s Series A Convertible Preferred Stock (the “Series A Stock”). Except with respect to the subordination to the Series A Stock, the designations, rights and preferences of the Series B Stock as set forth in the Certificate of Designations of the Series B Stock, including, without limitation, the conversion, liquidation and redemption features, are substantially the same as the designations, rights and preferences of the Series A Stock as set forth in the Certificate of Designations of the Series A Stock.

In addition, so long as the Tranche C Loans are outstanding, the Company’s President and CEO and another management shareholder have agreed that, upon the occurrence of an event of default that results in the acceleration of the Tranche C Loans, they will cause a majority of the members of the Company’s Board of Directors to be designees of the Lenders until such time as either the acceleration is rescinded or the Company’s obligations with respect to the Tranche C Loans are satisfied. The Company’s President and CEO also gave a limited $10.0 million payment guaranty of the Company’s obligations with respect to the Tranche C Loans. Effective April 3, 2006, the employment agreement of the Company’s President and CEO was amended to provide that no bonus will be payable for calendar year 2006.

Private Placement Exemption

The Warrants and Series B Stock were offered and sold in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 because, among other things, the transactions did not involve public offerings, the purchasers were accredited investors, the purchasers had access to information about the Company and their respective investments, the purchasers purchased the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Section 2 - Financial Information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this current report regarding the Tranche C Loans and the Revolver Amendment is incorporated by reference herein.

Section 3 – Securities and Trading Markets.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided under Item 1.01 of this current report regarding the sale of the Warrants and Series B Convertible Preferred Stock is incorporated by reference herein.

Section 7 - Regulation FD.

Item 7.01.	Regulation FD Disclosure.

A conference call to discuss the Company’s fiscal 2005 financial results will be held on Thursday, April 13, 2006 at 10:00 a.m. EST. The call-in number is 866-383-7998, and the access code is 67271919. If you are unable to be with us on April 13th, a replay will be available shortly after the call ends until April 27, 2006 at 5:00 p.m. EST. Please dial 888-286-8010, access code 14013120 to access the replay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: April 10, 2006	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer

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